UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2006

KANBAY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50849	36-4387594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	6400 Shafer Court, Suite 100 Rosemont, Illinois	60018
	(Address of principal executive offices)	(Zip Code)

(847) 384-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into Material Definitive Agreement.

Approval of 2006 Bonus Plan

On March 14, 2006, the independent directors of the Board of Directors of Kanbay International, Inc. (the “Company”) approved the Kanbay International, Inc. 2006 Global Leadership Bonus Plan (the “2006 Plan”).  Pursuant to the 2006 Plan, the executive officers of the Company are eligible to receive bonus awards in an amount equal to a specified percentage of his or her annual base salary upon the achievement of certain performance targets.  These performance targets include the achievement of certain net profit, related and non-related third party revenue and retention objectives by the Company. The foregoing description of the 2006 Plan is qualified in its entirety by reference to the actual terms of the 2006 Plan, attached hereto as Exhibit 10.1 and incorporated by reference herein.

Approval of Adjoined Consulting LLC Incentive Compensation Plan

On March 14, 2006, the independent directors of the Board of Directors of the Company approved the Adjoined Consulting LLC Incentive Compensation Plan (the “Adjoined Plan”). Pursuant to the Adjoined Plan, certain executives and management employees of Adjoined Consulting LLC, a wholly-owned subsidiary of the Company, are eligible to receive specified annual bonus awards based upon their continued employment for various terms ranging from one year to three years and the achievement of certain performance targets to be established annually by the Company’s Compensation Committee or its independent directors. The 2006 performance targets include the achievement of certain net profit, related and non-related third party revenue and retention objectives by the Company. The foregoing description of the Adjoined Plan is qualified in its entirety by reference to the actual terms of the Adjoined Plan, attached hereto as Exhibit 10.2 and incorporated by reference herein.

Severance Agreements

On March 15, 2006, the Company entered into severance agreements (the “Severance Agreements”) with Kenneth Coppins, Executive Vice President - World Class Solutions, and Larry Gordon, Executive Vice President - Global Sales and Marketing. Pursuant to the terms of the Severance Agreements, when the termination of employment occurs in connection with a “change in control” (as defined in the Severance Agreements), each of these executives is entitled to severance benefits if the executive voluntarily terminates his or her employment with “good reason” (as defined in the Severance Agreements) within 12 months after the change in control. These executives are also entitled to severance benefits if the Company terminates the executive’s employment without “cause” (as defined in the Severance Agreements), whether or not a change of control has occurred. The severance benefits include cash payments and immediate vesting of all stock options granted under our stock incentive plan. The cash payments consist of the continued payment of the executive’s base salary for a period of six months. In the case of Mr. Coppins’ Severance Agreement, the next installment of his restricted stock immediately vests, but all other unvested installments are forfeited.

The foregoing description of the Severance Agreements is qualified in its entirety by reference to the actual terms of the Severance Agreements, attached hereto as Exhibits 10.3 and 10.4 and incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(D)                               Exhibits:

Exhibit No.	Description

10.1	Kanbay International, Inc. 2006 Global Leadership Bonus Plan

10.2	Adjoined Consulting LLC Incentive Compensation Plan

10.3	Severance Agreement, effective as of November 10, 2005, by and among Kanbay International, Inc., Kanbay Incorporated and Kenneth Coppins

10.4	Severance Agreement, effective as of November 10, 2005, by and among Kanbay International, Inc., Kanbay Incorporated and Larry Gordon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANBAY INTERNATIONAL, INC.

Dated: March 20, 2006	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Kanbay International, Inc. 2006 Global Leadership Bonus Plan

10.2	Adjoined Consulting LLC Incentive Compensation Plan

10.3	Severance Agreement, effective as of November 10, 2005, by and among Kanbay International, Inc., Kanbay Incorporated and Kenneth Coppins

10.4	Severance Agreement, effective as of November 10, 2005, by and among Kanbay International, Inc., Kanbay Incorporated and Larry Gordon